UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 25th, 2013

DALECO RESOURCES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Nevada	0-12214	23-2860734
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17 Wilmont Mews, 5th Floor, West Chester, Pennsylvania 19382

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:  610-429-0181

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 25, 2013, the Registrant finalized a Stock Purchase Agreement (“SPA”) with Far East Investments, LLC, a California limited liability company (“FEI”) and DTE Investment Ltd., a British Virgin Island company (“DTE”) (hereinafter FEI and DTE are sometimes collectively referred to as the “Investors” and individually as an “Investor”). The SPA provides for the Investors to pay the Company $1,500,000 for 15,000,000 shares of the Registrant’s common stock, par value $.01 (“Common Stock”) and a warrant for up to 18,000,000 shares of Common Stock (“Warrant”). The Warrant has a term of five (5) years (“Term”) and may be exercised at a price of $0.20 per share (“Exercise Price”). In the third through fifth years of the Term, the Exercise Price may be satisfied by exchanging Common Stock at the current market price. The Warrant may be exercised in whole or in part at any time during the Term.

Attached to the SPA as an Exhibit is an Exclusive Sales Agency and Marketing Agreement (“Marketing Agreement”). The Marketing Agreement grants to FEI the right to act as the Registrants exclusive marketing and sales agent for natural resources products, excluding the Registrant’s ZeoSure products, in Asia excluding the nation of India.

As an additional condition precedent to entering into the SPA, the Registrant entered into forbearance agreements with certain of its major creditors (“Creditors”)(“Forbearance Agreements”). The Forbearance Agreements provide for the Creditors to agree to forbear from making a demand on the Registrant for payment of their debt for a period of two years from the date of the SPA. The Creditors are entitled to receive accelerated payment of their debt should the Registrant receive revenues and or investments in excess of stated amounts or if the Registrant permits an Event of Default to go uncured.

Finally, under the SPA for so long as the Investors retain 51% or more of the Common Stock issued under the SPA, the Investors are entitled to request that the Registrant nominate for election, by the shareholders of the Registrant at the Registrant’s annual meeting of shareholders, two persons suitable to serve as directors of the Registrant.

The Registrant believes that the SPA is in the best interest of the Registrant and provides the Registrant with a new market for its natural resources products.

Item 3.02	Unregistered Sales of Equity Securities.

On March 25, 2013, the Registrant finalized a stock purchase agreement (the “Agreement”) to sell 15,000,000 shares of its common stock for $1,500,000 cash subject to certain use of proceeds plans. In addition, the investor group will receive warrants to acquire up to 18,000,000 shares of the company’s common stock with an exercise price of $0.20 and the right to nominate two members of the Company’s board of directors. The approved use of proceeds plan includes the use of $350,000 to pay certain debt holders past due amounts in return for each debt holder executing a two year forbearance agreement.

Item 9.01	Financial Statements and Exhibits

Attached hereto as Exhibit 10.27 is a copy of the SPA, and press release announcing the SPA attached as Exhibit 99.1. A provision of the Agreement requires that the Company shall not make any public announcement or statement concerning the Agreement other than that which the Company is required to disclose on Form 8-K and other filings with the Securities and Exchange Commission. The Registrant, consistent with its obligations under the securities laws, the Company is required to seek confidential treatment of the information set forth in the Exhibits and Annex to the SPA.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 27, 2013	DALECO RESOURCES CORPORATION

	By:	/s/ Michael D. Parrish
	Name:	Michael D. Parrish
	Title:	CEO

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